Exhibit 10.1

FIRST AMENDMENT TO SALES AGREEMENT

THIS FIRST AMENDMENT TO SALES AGREEMENT (this “Amendment”) is entered into as of the 5 day of March, 2014, by and among OPEXA THERAPEUTICS, INC. (the “Company”), BRINSON PATRICK SECURITIES CORPORATION (“Brinson Patrick”), and MEYERS ASSOCIATES, L.P. (doing business as Brinson Patrick, a division of Meyers Associates, L.P.) (the “New Sales Manager”) as follows:

RECITALS:

WHEREAS, the Company and Brinson Patrick have entered into a Sales Agreement dated as of September 6, 2012 (the “Agreement”);

WHEREAS, Brinson Patrick desires to assign to New Sales Manager all of its rights and delegate to New Sales Manager all of its obligations under the Agreement;

WHEREAS, New Sales Manager desires to accept such assignment of rights and delegation of obligations under the Agreement; and

WHEREAS, the Company consents to such assignment of rights and delegation of obligations to the New Sales Manager and desires to release Brinson Patrick under the Agreement and substitute the New Sales Manager as a party to the Agreement in Brinson Patrick’s place.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, intending to be legally bound, the Company, Brinson Patrick and the New Sales Manager agree as follows:

SECTION 1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Agreement. For the avoidance of doubt, each reference to the “Sales Manager” in the Agreement shall mean the New Sales Manager.

SECTION 2. Assignment and Assumption. Brinson Patrick irrevocably (a) assigns to the New Sales Manager all of its rights under the Agreement and (b) delegates to the New Sales Manager all of its obligations under the Agreement, except that Brinson Patrick shall continue to be entitled to indemnification under Article V of the Agreement for claims and liabilities arising from events and other circumstances that occurred prior to the date of this Amendment. The New Sales Manager unconditionally accepts all of Brinson Patrick’s rights and obligations in, to and under the Agreement, and assumes and agrees to be bound by, fulfill, perform and discharge all of the liabilities, obligations, duties and covenants under or arising out of the Agreement from and after the date hereof.

SECTION 3. Release and Novation.

(a) Notwithstanding anything to the contrary in the Agreement, the Company releases and forever discharges Brinson Patrick, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under the Agreement, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that the Company has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Agreement on and after the date hereof. For avoidance of doubt, nothing herein affects any rights, liabilities or obligations of the Company or the New Sales Manager due to be performed prior to the date hereof.

(b) Notwithstanding anything to the contrary in the Agreement, Brinson Patrick releases and forever discharges the Company, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under the Agreement, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that Brinson Patrick has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Agreement on and after the date hereof, except that Brinson Patrick shall continue to be entitled to indemnification under Article V of the Agreement for claims and liabilities arising from events and other circumstances that occurred prior to the date of this Amendment. For avoidance of doubt, nothing herein affects any rights, liabilities or obligations of the Company or the New Sales Manager due to be performed prior to the date hereof.

SECTION 4. Substitution. The Company recognizes the New Sales Manager as Brinson Patrick’s successor-in-interest in and to the Agreement. The New Sales Manager by this Amendment becomes entitled to all right, title and interest of Brinson Patrick in and to the Agreement in as much as the New Sales Manager is the substituted party to the Agreement as of and after the date hereof, except that Brinson Patrick shall continue to be entitled to indemnification under Article V of the Agreement. The Company and the New Sales Manager shall be bound by the terms of the Agreement in every way as if the New Sales Manager is named in the novated Agreement in place of Brinson Patrick as a party thereto. The Company represents and warrants to Brinson Patrick and the New Sales Manager that there is no payment or other liability of the Company to Brinson Patrick which has accrued and remains outstanding as of the date hereof. The Company acknowledges that any payment or other liability of Brinson Patrick to the Company which has accrued and remains outstanding as of the date hereof, becomes the responsibility of the New Sales Manager and not of Brinson Patrick (whether or not such amounts were incurred before or after the date hereof).

SECTION 5. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute a single agreement.

SECTION 6. Binding Effect. Except as expressly amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. Any reference to the “Agreement” or the “Sales Agreement” in the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Sales Agreement as of the day and year first written above.

OPEXA THERAPEUTICS, INC.

By:	/s/ Neil K. Warma
Name: Neil K. Warma
Title: President and Chief Executive Officer

BRINSON PATRICK SECURITIES CORPORATION

By:	/s/ Todd Wyche
Name: Todd Wyche
Title: CEO

MEYERS ASSOCIATES, L.P.

By:	/s/ Todd Wyche
Name: Todd Wyche
	Title:	President of Brinson Patrick, a division of Meyers Associates, L.P.

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